Exhibit 10.9
THIRD AMENDMENT TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT
THIS THIRD AMENDMENT to Third Amended and Restated Credit Agreement (this “Amendment”) is entered into as of June 3, 2020, by and between Covalent Group, Inc., a Utah corporation (the “Parent Borrower”), Pattern Inc. (f/k/a iServe Products, Inc.), a Utah corporation (the “Initial Borrower”) and Borderless Distribution, LLC, a Utah limited liability company (“Borderless Distribution” and collectively with Parent Borrower and the Initial Borrower, the “Borrowers”), the other Loan Parties party hereto, the Lenders party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, “Administrative Agent”).
RECITALS
A.    Administrative Agent, Lenders, the Loan Parties and Borrowers have entered into that certain Third Amended and Restated Credit Agreement dated as of July 16, 2019 (as amended by that certain First Amendment dated November 8, 2019, by that certain Second Amendment dated as of April 13, 2020 and as amended from time to time, the “Credit Agreement”).
B.    Lenders have extended credit to Borrowers for the purposes permitted in the Credit Agreement.
C.    Borrowers, the Loan Parties, the Administrative Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.    Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Credit Agreement.
2.    Amendments to Credit Agreement.
2.1    Section 1.01 (Defined Terms). Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions:
““Banking Services” means each and any of the following bank services provided to any Loan Party or any Subsidiary by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards, (c) merchant processing services, and (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, any direct debit scheme or arrangement, overdrafts and interstate depository network services).”
3.    Limitation of Amendment.
3.1    The amendments set forth in Section 2 above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, (b) otherwise prejudice any right or remedy which Administrative Agent or any Lender may now have or may have in the future under or in connection with any Loan Document or (c) constitute a course of conduct or dealing among the parties.
3.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.    Representations and Warranties. To induce Administrative Agent and Lenders to enter into this Amendment, Borrowers and each Loan Party hereby represents and warrants to Administrative Agent and Lenders as follows:
4.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), (b) no Event of Default has occurred and is continuing and (c) the Borrowers are in compliance (on a pro forma basis) with the covenants contained in Section 6.12 of the Credit Agreement;
4.2    Borrowers and each Loan Party have the power and authority to execute and deliver this Amendment and to perform its obligations under the Credit Agreement, as amended by this Amendment;
4.3    The organizational documents of Borrowers and each Loan Party delivered to Administrative Agent and Lenders on the Effective Date, or subsequent thereto, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
4.4    The execution and delivery by Borrowers and each Loan Party of this Amendment and the performance by Borrowers and each Loan Party of its obligations under the Credit Agreement, as amended by this Amendment, have been duly authorized;
4.5    The execution and delivery by Borrowers and each Loan Party of this Amendment and the performance by Borrowers and each Loan Party of its obligations under the Credit Agreement, as amended by this Amendment, do not and will not contravene in any material respects (a) any law or regulation binding on or affecting Borrowers or any Loan Party, (b) any contractual restriction with a Person binding on Borrowers or any Loan Party, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrowers or any Loan Party, or (d) the organizational documents of Borrowers or any Loan Party;
4.6    The execution and delivery by Borrowers and each Loan Party of this Amendment and the performance by Borrowers and each Loan Party of its obligations under the Credit Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrowers or any Loan Party, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; and
4.7    This Amendment has been duly executed and delivered by Borrowers and each Loan Party and is the binding obligation of Borrowers and each Loan Party, enforceable against Borrowers and such Loan Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
5.    Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
6.    Effectiveness. This Amendment shall become effective as of the date first written above only upon satisfaction in full in the discretion of the Administrative Agent of each of the following conditions (the “Third Amendment Effective Date”):
6.1    The Administrative Agent shall have received a copy of this Amendment duly executed and delivered by the Borrowers, each other Loan Party, each Lender and the Administrative Agent;
6.2    The representations and warranties of or on behalf of the Loan Parties in this Amendment are true, accurate and complete (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date) on and as of the Third Amendment Effective Date;

6.3    The Loan Parties shall have paid all outstanding costs and expenses owed to the Administrative Agent pursuant to Section 9.03 of the Credit Agreement, including, without limitation, all reasonable fees, charges and disbursements of counsel for the Administrative Agent; and
6.4    The Administrative Agent shall have received all other documents or materials requested by the Administrative Agent, in each case, in form and substance reasonably acceptable to the Agent.
7.    Ratification, etc. Except as expressly amended or otherwise modified hereby, the Credit Agreement, each other Loan Document and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. This Amendment shall constitute a Loan Document. The Loan Parties hereby ratify and reaffirm the validity and enforceability of all of the Liens and security interests heretofore granted and pledged by the Loan Parties pursuant to the Loan Documents to which it is a party to the Administrative Agent, on behalf and for the benefit of the Lenders, as collateral security for the Secured Obligations, and acknowledge that all of such Liens and security interests, granted, pledged or otherwise created as security for the Secured Obligations continue to be and remain collateral security for the Secured Obligations from and after the Third Amendment Effective Date.
8.    Reference to and Effect on the Credit Agreement.
8.1    Upon the effectiveness of this Amendment, (A) each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Credit Agreement as amended or otherwise modified hereby and (B) each reference in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended or otherwise modified hereby.
8.2    Except as specifically waived, amended or otherwise modified above, the terms and conditions of the Credit Agreement and any other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect and are hereby ratified and confirmed.
8.3    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender under the Credit Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, in each case except as specifically set forth herein.
8.4    Except as expressly stated herein, the Administrative Agent and Lenders reserve all rights, privileges and remedies under the Loan Documents and applicable law.
8.5    Delivery of an executed counterpart of a signature page of this Amendment by fax, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby or thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
9.    Release of Claims. In consideration of the Lenders’ and Administrative Agent’s agreements contained in this Amendment, each Loan Party hereby irrevocably releases and forever discharge the Lenders and Administrative Agent and their respective affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, consultants and attorneys (each, a “Released Person”) of and from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which such Loan Party ever had or now has against Administrative Agent, any Lender or any other Released Person (in each case, solely in such

Persons’ capacities as such) which arises out of any acts or omissions of Administrative Agent, any Lender or any other Released Person relating to the Credit Agreement or any other Loan Document, in each case, on or prior to the date hereof (prior to giving effect to this Amendment).
10.    Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, but giving effect to federal laws applicable to national banks.
[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

COVALENT GROUP, INC., as Parent Borrower

By:	/s/ Jeffrey Jarvie
Name:	Jeffrey Jarvie
Title:	CFO

PATTERN INC., as a Borrower

By:	/s/ Jeffrey Jarvie
Name:	Jeffrey Jarvie
Title:	CFO

BORDERLESS DISTRIBUTION, LLC, as a Borrower

By:	/s/ Jeffrey Jarvie
Name:	Jeffrey Jarvie
Title:	CFO
[Signature Page to Third Amendment to Credit Agreement]

JPMORGAN CHASE BANK, N.A., individually, and as Administrative Agent and Issuing Bank

By:	/s/ Justin B. Kelley
Name:	Justin B. Kelley
Title:	Executive Director

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Justin B. Kelley
Name:	Justin B. Kelley
Title:	Executive Director
[Signature Page to Third Amendment to Credit Agreement]

HSBC BANK USA, N.A., as a Lender

By:	/s/ Jason A. Huck
Name:	Jason A. Huck
Title:	Senior Vice President
[Signature Page to Third Amendment to Credit Agreement]